UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2026

HYPERION DEFI, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38365	47-1178401
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3090 Nowitzki Way
Suite 300
Dallas, Texas		75219
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 393-6684

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HYPD	The Nasdaq Stock Market (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 5, 2026, Hyperion DeFi, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Chardan Capital Markets, LLC (the “Underwriter”), relating to the issuance and sale of 2,777,778 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an offering price of $3.60 per share. The Underwriter has agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $3.384 per Share. In addition, the Company has granted the Underwriter a 30-day option to purchase up to 416,666 additional shares of Common Stock at the public offering price, less underwriting discounts and commissions. The net proceeds to the Company from this offering are expected to be approximately $8.7 million, or approximately $10.1 million if the Underwriter’s option to purchase additional shares is exercised in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The offering is expected to close on May 7, 2026, subject to the satisfaction of customary closing conditions.

The offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (Registration Statement No. 333-291570), which was declared effective by the Securities and Exchange Commission (the “SEC”) on December 9, 2025, and a prospectus supplement and accompanying prospectus filed with the SEC.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this report and is incorporated by reference herein. A copy of the opinion of Latham & Watkins LLP relating to the legality of the issuance and sale of the Common Stock in the offering is attached as Exhibit 5.1 to this report.

The Company issued press releases on May 5, 2026 announcing the commencement and pricing of the offering, respectively. Copies of the press releases are attached as Exhibits 99.1 and 99.2 to this report.

Forward-Looking Statements

Except for historical information, all the statements, expectations and assumptions contained in this report are forward-looking statements. The forward-looking statements are based on the Company’s current beliefs and expectations and include, but are not limited to, the Company’s expectations regarding the expected closing of the offering and the anticipated use of proceeds therefrom. Actual results may differ from those set forth in this report due to the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offering, as well as risks and uncertainties inherent in the Company’s business described in the Company’s prior filings with the SEC, including under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 5, 2026, by and between Hyperion DeFi, Inc. and Chardan Capital Markets, LLC
5.1	Opinion of Latham & Watkins LLP
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
99.1	Press Release dated May 5, 2026
99.2	Press Release dated May 6, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hyperion DeFi, Inc.

Date:	May 6, 2026	By:	/s/ Hyunsu Jung
Hyunsu Jung Chief Executive Officer